===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                           ---------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 6, 2000



                           ---------------------------



                            HORIZON PHARMACIES, INC.
             (Exact name of Registrant as specified in its charter)



        DELAWARE                      000-22403                75-2441557
     (State or other           (Commission File Number)     (I.R.S. Employer
jurisdiction of incorporation)                           Identification Number)

   531 W. MAIN STREET
       SUITE 100                                                75020
     DENISON, TEXAS                                          (Zip code)
  (Address of principal
    executive offices)

       Registrant's telephone number, including area code: (903) 465-2397

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

         On April 6, 2000, HORIZON Pharmacies, Inc., a Delaware corporation ("HORIZON"), entered into a strategic alliance with eGrocery.com, Inc., a Minnesota corporation ("eGrocery"). In connection therewith, HORIZON and eGrocery issued warrants to purchase each other's common stock and executed a Cooperative Marketing Agreement, dated April 6, 2000 (the "Agreement"), pursuant to which HORIZON will offer pharmaceuticals, health and beauty care products and home medical equipment to users of eGrocery's web sites. In addition, pursuant to the Agreement, HORIZON will pay to eGrocery a percentage of certain sales and transaction fees with respect to certain sales, and HORIZON and eGrocery will also each pay to the other a percentage of certain advertising revenues generated by each of HORIZON and eGrocery.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      EXHIBITS.

          4.1    --    Warrant, dated April 5, 2000, between HORIZON Pharmacies,
                       Inc. and eGrocery.com, Inc.

         10.1    --    Cooperative Marketing Agreement, dated April 6, 2000,
                       by and between HORIZON Pharmacies, Inc. and
                       eGrocery.com, Inc.

         99.1    --    April 13, 2000 Press Release















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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned thereunto duly authorized.


                            HORIZON PHARMACIES, INC.



                            By:   /s/  John N. Stogner
                               ------------------------------------------------
                                      John N. Stogner
                                      Chief Financial Officer



Date:   April 14, 2000













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                                  EXHIBIT INDEX




       EXHIBIT
       NUMBER                              EXHIBIT TITLE
       -------                             -------------
        4.1     --     Warrant, dated April 5, 2000, between HORIZON Pharmacies,
                       Inc. and eGrocery.com, Inc.

       10.1     --     Cooperative Marketing Agreement, dated April 6, 2000,
                       by and between HORIZON Pharmacies, Inc. and
                       eGrocery.com, Inc.

       99.1     --     April 13, 2000 Press Release
